UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 13, 2018

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of November 13, 2018, the board of directors (the “Board”) of Cubic Corporation (“Cubic”) adopted amended and restated bylaws to (1) change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard, and (2) require any incumbent nominee for director who does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee in an uncontested election to promptly tender his or her resignation after such election.  The independent directors of the Board will evaluate the relevant facts and circumstances and make a decision, within 90 days after the election, on whether to accept the tendered resignation, and will publicly disclose its decision.  The amended and restated bylaws retain plurality voting for contested director elections.

The foregoing description of Cubic’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Cubic Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2018	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary